Exhibit 99.1

Toyota Business Highlights FY14 Q3



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for January 2014 came in at 15.2M units, down from 15.4M units in January 2013.
- TMS January 2014 sales totaled 146,365 units, down 7.2% from January 2013 volume.
- RAV4 January 2014 sales volume rose 45.4% compared to January 2013 volume. Total Lexus sales rose nearly 9% in January.
- North American production for January 2014 totaled 105,193 units, a volume decrease of 6.7% from January 2013.


U.S. light vehicle seasonally adjusted annual rate (SAAR) and
Toyota Motor Sales (TMS), U.S.A. Inc. sales
January 2009 - January 2014
Seasonally adjusted annual rate (units in millions)
Toyota U.S. light vehicle sales (units in thousands)
18
16
14
12
10
8
6
250
200
150
100
50
0
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for January 2014 totaled 4,011 units, down by 18.0% from January 2013 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc.
January 2014 unit sales


Toyota Division
Lexus
128,728
17,637

Toyota U.S. January 2014 unit sales - Toyota Division Top 5 makes


Jan-14
Jan-13

	Jan-13	Jan-14
Camry	31,897	23,332
Corolla	23,822	22,753
Prius	15,772	12,205
RAV4	11,610	16,880
Highlander	8,831	10,676

Toyota U.S. January 2014 unit sales - Lexus Division Top 5 makes


Jan-14
Jan-13

	Jan-13	Jan-14
RX	5,394	5,607
ES	5,186	3,959
IS	1,386	3,048
GS	1,099	1,300
GX	733	1,443

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q3 FY2013	Q3 FY2014
Net Revenues	¥5,318,752	¥6,585,044
Operating Income (Loss)	124,757	600,509
Net Income attributable to TMC (Loss)	99,914	525,464

TMC Consolidated Balance Sheet		
Current Assets	¥12,253,559	¥14,796,226
Noncurrent finance receivables, net	6,315,750	8,216,877
Total Investments and other assets	7,186,515	9,965,224
Property, plant and equipment, net	6,401,216	7,539,817
Total Assets	¥32,157,040	¥40,518,144
Liabilities	¥20,341,087	¥25,634,682
Shareholders' equity	11,815,953	14,883,462
Total Liabilities and Shareholders' Equity	¥32,157,040	¥40,518,144

Operating Income (Loss) by geographic region		
Japan	¥15,665	¥331,397
North America	-17,120	112,532
Europe	9,253	17,707
Asia	91,783	110,078
Other‡	32,337	32,202
Inter-segment elimination and/or unallocated amount	-7,161	-3,407



Production (units)	Q3 FY2013	Q3 FY2014
Japan	945,417	1,031,356
North America	398,431	433,913
Europe	86,861	132,406
Asia	487,321	509,667
Other‡	109,264	125,489

Sales (units)	Q3 FY2013	Q3 FY2014
Japan	476,047	540,214
North America	604,722	664,168
Europe	190,425	222,779
Asia	428,068	421,704
Other‡	414,034	467,897

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East, etc.
Source: Toyota Motor Corporation company filings.

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

- Our consolidated net income was $193 million for Q3 FY2014 compared to $283 million for Q3 FY2013. The decrease for Q3 FY2014 was primarily due to an increase of $126 million in depreciation on operating leases and an increase of $102 million in interest expense driven by valuation losses on derivatives, partially offset by an increase in total financing revenues of $55 million, a decrease of $43 million in the provision for income taxes, and a decrease of $25 million in the provision for credit losses.
- Market share in Q3 FY2014 increased to 64.2% from 59.6% in Q3 FY2013. Financing volume increased due primarily to an increased number of lease contracts and an increase in TMS subvention.
- Net charge-offs as a percentage of average gross earning assets decreased by 0.01% in Q3 FY2014 compared to Q3 FY2013.
- Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets decreased by 0.01% in Q3 FY2014 compared to Q3 FY2013.

[1] *TFS market share represents the percentage of total domestic TMS sales of new Toyota, Lexus and Scion vehicles financed by us, excluding non-Toyota/Lexus/Scion sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.*
* *TMCC consumer portfolio includes TMCC and its consolidated subsidiaries*

U.S. dollars in millions

TMCC financial performance	Q3 FY2013	Q3 FY2014
Total financing revenues	$1,821	$1,876
Income before income taxes	439	306
Net Income	283	193
Debt-to-Equity Ratio	9.5x	11.2x



TFS - Market Share[1]
Q3 FY2013
Q3 FY2014
Q3 FY2014
64.2%
Q3 FY2013
59.6%



TMCC - Percentage of contracts subvened
Q3 FY2013
Q3 FY2014
100%
80%
60%
40%
20%
0%
58.8%
55.1%
37.8%
26.0%
78.5%
92.5%
New retail contracts
Used retail contracts
Lease contracts



TMCC - Vehicle financing volume
Q3 FY2013
Q3 FY2014
units in thousands
200
150
100
50
0
160
167
74
73
79
107
New retail contracts
Used retail contracts
Lease contracts



TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
Q3 FY2010
Q3 FY2011
Q3 FY2012
Q3 FY2013
Q3 FY2014

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- For Q3 FY2014, TMCC and TCPR commercial paper programs ranged from approximately $25.6 billion to $27.5 billion with an average outstanding balance of $26.6 billion. As of December 31, 2013 the programs had an average remaining maturity of 78 days.

†*TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.*
‡*TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.*



TMCC consolidated financial liabilities comparison
Amount ($billions)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
7.9
42.9
24.9
7.2
47.9
27.0
Q3 FY2013
Q3 FY2014
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

**Figures above do not incorporate the Carrying Value Adjustments.*

LET'S GO PLACES

- For 2014, TMS is launching 10 new or refreshed models.
- TMCC has updated its Investor Relations site. Please visit **www.toyotafinancial.com**, and select *Investor Relations* located in the upper-right hand corner of the browsing page.
- Toyota has recently created the Toyota in Action website highlighting the company's operations and innovations across the United States. Please visit **www.toyotainaction.com**, to learn more about our U.S. activities and impact.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales & Trading Contacts
Nicholas Ro
Sales & Trading Manager
(310) 468-7758
nicholas_ro@toyota.com

East Region
David Johnson
East Region Manager
(310) 468-7343
david_johnson@toyota.com

Central/West Region
Darren Marco
Central/West Region Manager
(310) 468-5330
darren_marco@toyota.com

East Region
Jessica Fedderly
East Region Representative
(310) 468-1366
jessica_fedderly@toyota.com

West Region
Jason Katzen
Central/West Region Representative
(310) 468-3219
jason_katzen@toyota.com

Please direct all inquiries to ***(800) 292-1147*** *or email us at* ***tfs_trading@toyota.com***